PRA Group Reports Second Quarter 2021 Results

NORFOLK, Va., August 5, 2021 - PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the second quarter of 2021. The Company reported net income attributable to PRA Group, Inc. of $56.0 million in the second quarter, compared with $57.9 million in the prior year period. Diluted earnings per share were $1.22 versus $1.26 in the second quarter of 2020. For the six months ended June 30, 2021, net income attributable to PRA Group, Inc. was $114.4 million, or $2.48 per diluted share, compared with $77.0 million, or $1.68 per diluted share, during the same period in 2020.

Second Quarter Highlights (compared to the second quarter of 2020, unless otherwise indicated)
•Total cash collections increased 7% to $543.8 million.
•Total revenues increased 5% to $285.6 million.
•Cash efficiency ratio1 of 66.8%.
•Diluted earnings per share were $1.22.
•Debt to Adjusted EBITDA2 for the last 12 months improved to 1.69x from 1.99x at December 31, 2020.
•Total portfolio purchases of $219.7 million, an increase of $61 million, or 38%, from the first quarter of 2021.
•Estimated remaining collections (ERC) of $6.1 billion.
•$1.2 billion available for portfolio purchases.

“This quarter's strong performance is yet another in a line of outstanding results that we have delivered in the past year and a half. Global cash collections were only $12 million behind our record setting first quarter and Europe delivered the largest quarter ever. Portfolio purchases during the quarter increased on a sequential basis, with the Americas registering its largest quarter since the second quarter of 2020, and Europe recording its second best Q2 since PRA became a global enterprise in July 2014,” said Kevin Stevenson, president and chief executive officer. “Based on our strong results and capital position, the Board of Directors approved a $150 million share repurchase program.”

Cash Collections and Revenues
•The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

1.Calculated by dividing cash receipts less operating expense by cash receipts.
2.A reconciliation of this non-GAAP financial measure to the most comparable GAAP measure can be found at the end of this press release.

Cash Collection Source	2021		2020
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas and Australia Core	$324,845	$347,638	$286,524	$336,322	$343,269
Americas Insolvency	37,768	35,253	36,048	37,344	38,685
Europe Core	157,637	149,486	141,471	131,702	115,145
Europe Insolvency	23,579	23,510	17,830	13,971	12,841
Total Cash Collections	$543,829	$555,887	$481,873	$519,339	$509,940

Cash Collection Source -
Constant Currency Adjusted	2021				2020
($ in thousands)	Q2				Q2
Americas and Australia Core	$324,845				$344,539
Americas Insolvency	37,768				38,732
Europe Core	157,637				128,859
Europe Insolvency	23,579				14,393
Total Cash Collections	$543,829				$526,523

•Cash collections in the quarter increased $33.9 million compared to the second quarter of 2020. The increase was primarily due to a 42% increase in Europe cash collections and a 20% increase in Other Americas & Australia Core cash collections. This increase was partially offset by a decrease in U.S. call centers and U.S. legal cash collections. For the six months ended June 30, 2021, cash collections increased $95.2 million compared to the same period last year.
•Total portfolio revenue was $282.7 million, an increase of $14.6 million, compared to $268.1 million during the second quarter of 2020. The Company has assumed that the majority of the current quarter overperformance was acceleration of future collections and made adjustments in some geographies to increase near term expected collections, bringing them in line with recent performance and trends in collections, with the corresponding reductions later in the forecast period.

Expenses
•Operating expenses in the quarter increased $20.8 million compared to the second quarter of 2020. The increase is primarily driven by:
◦an increase in compensation and employee services primarily due to medical benefits, unfavorable foreign exchange and the timing of performance based compensation accruals;
◦an increase in agency fees due to increased fees outside the U.S.; and
◦an increase in other operating expenses primarily due to investments in digital and data.
•For the six months ended June 30, 2021, operating expenses increased $8.3 million compared to the same period last year.
•Interest expense, net decreased $4.6 million compared to the second quarter of 2020 primarily due to lower average borrowings this year and a change in accounting for convertible notes.
•The effective tax rate for the six months ended June 30, 2021 was 19.3%.

Portfolio Acquisitions
•The Company purchased $219.7 million in finance receivables in the second quarter of 2021.
•At the end of the second quarter, the Company had in place forward flow commitments of up to $521.1 million with $377.2 million in the Americas and Australia and $143.9 million in Europe.

Portfolio Purchase Source	2021		2020
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas and Australia Core	$98,901	$88,912	$67,460	$84,139	$110,474
Americas Insolvency	14,642	9,486	12,504	14,328	14,527
Europe Core	106,134	44,095	137,647	74,930	34,247
Europe Insolvency	—	16,468	72,171	4,203	5,251
Total Portfolio Acquisitions	$219,677	$158,961	$289,782	$177,600	$164,499

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until August 5, 2022, or call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 10158082 until August 12, 2021.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Portfolio income	$219,137	$248,284	$450,809	$510,306
Changes in expected recoveries	63,548	19,801	113,684	6,985
Total portfolio revenue	282,685	268,085	564,493	517,291
Fee income	2,453	2,639	4,634	4,848
Other revenue	491	1,186	5,971	1,555
Total revenues	285,629	271,910	575,098	523,694
Operating expenses:
Compensation and employee services	79,632	70,472	153,616	145,643
Legal collection fees	12,289	13,742	25,215	28,314
Legal collection costs	18,469	19,507	39,781	53,954
Agency fees	15,908	10,343	31,499	23,719
Outside fees and services	20,973	18,683	41,733	38,077
Communication	10,594	8,812	23,257	22,323
Rent and occupancy	4,643	4,471	9,123	8,955
Depreciation and amortization	3,815	4,109	7,796	8,193
Other operating expenses	15,092	10,491	28,110	22,696
Total operating expenses	181,415	160,630	360,130	351,874
Income from operations	104,214	111,280	214,968	171,820
Other income and (expense):
Interest expense, net	(30,836)	(35,416)	(62,388)	(72,627)
Foreign exchange (loss)/gain	(1,079)	683	(1,105)	2,966
Other	183	(1,582)	209	(1,658)
Income before income taxes	72,482	74,965	151,684	100,501
Income tax expense	11,921	14,137	29,243	17,237
Net income	60,561	60,828	122,441	83,264
Adjustment for net income attributable to noncontrolling interests	4,565	2,914	8,039	6,215
Net income attributable to PRA Group, Inc.	$55,996	$57,914	$114,402	$77,049
Net income per common share attributable to PRA Group, Inc.:
Basic	$1.22	$1.27	$2.50	$1.69
Diluted	$1.22	$1.26	$2.48	$1.68
Weighted average number of shares outstanding:
Basic	45,807	45,548	45,738	45,500
Diluted	46,059	45,987	46,051	45,886

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$76,013	$108,613
Restricted cash	4,631	12,434
Investments	87,631	55,759
Finance receivables, net	3,349,038	3,514,788
Other receivables, net	7,096	13,194
Income taxes receivable	21,366	21,928
Deferred tax assets, net	78,935	83,205
Right-of-use assets	50,068	52,951
Property and equipment, net	54,895	58,356
Goodwill	492,843	492,989
Other assets	38,777	38,844
Total assets	$4,261,293	$4,453,061
Liabilities and Equity
Liabilities:
Accounts payable	$5,229	$5,294
Accrued expenses	86,634	97,320
Income taxes payable	27,872	29,692
Deferred tax liabilities, net	35,682	40,867
Lease liabilities	54,506	57,348
Interest-bearing deposits	131,221	132,739
Borrowings	2,408,875	2,661,289
Other liabilities	36,334	54,986
Total liabilities	2,786,353	3,079,535
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 45,837 shares issued and outstanding at June 30, 2021; 100,000 shares authorized, 45,585 shares issued and outstanding at December 31, 2020	458	456
Additional paid-in capital	51,206	75,282
Retained earnings	1,638,380	1,511,970
Accumulated other comprehensive loss	(235,359)	(245,791)
Total stockholders' equity - PRA Group, Inc.	1,454,685	1,341,917
Noncontrolling interest	20,255	31,609
Total equity	1,474,940	1,373,526
Total liabilities and equity	$4,261,293	$4,453,061

Select Expenses (Income) Amounts in thousands, pre-tax
	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019

Acquisition/divestiture-related expenses	—	—	—	—	—	—	—	—
Legal costs not associated with normal operations	—	—	—	—	—	—	—	—
Noncash interest expense - amortization of debt discount	—	—	1,959	2,388	3,247	3,217	3,157	3,128
Noncash interest expense - amortization of debt issuance costs	2,391	2,256	2,393	2,476	2,743	2,640	2,649	2,649
Change in fair value of derivatives	2,911	3,102	3,875	3,701	3,284	2,039	1,247	1,126
Amortization of intangibles	105	181	1,792	360	351	349	407	400
Stock-based compensation expense	4,040	4,113	5,370	3,097	3,063	2,857	2,809	2,974

Purchase Price Multiples as of June 30, 2021 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (5)
Americas and Australia Core
1996-2010	$1,078,219	$3,399,742	$22,911	315%	240%
2011	209,602	719,746	13,914	343%	245%
2012	254,076	652,359	15,602	257%	226%
2013	390,826	894,134	24,948	229%	211%
2014	404,117	859,490	39,040	213%	204%
2015	443,114	908,215	90,848	205%	205%
2016	455,767	1,101,515	185,065	242%	201%
2017	532,851	1,213,368	292,041	228%	193%
2018	653,975	1,405,115	413,129	215%	202%
2019	581,476	1,245,056	555,835	214%	206%
2020	435,668	931,600	639,764	214%	213%
2021	187,751	372,447	351,984	198%	198%
Subtotal	5,627,442	13,702,787	2,645,081
Americas Insolvency
1996-2010	606,395	1,382,687	753	228%	180%
2011	180,432	370,168	428	205%	155%
2012	251,395	392,828	132	156%	136%
2013	227,834	355,056	545	156%	133%
2014	148,420	218,441	1,370	147%	124%
2015	63,170	87,122	562	138%	125%
2016	91,442	117,355	4,647	128%	123%
2017	275,257	349,729	40,051	127%	125%
2018	97,879	131,541	50,765	134%	127%
2019	123,077	158,965	95,913	129%	128%
2020	62,130	84,971	71,527	137%	136%
2021	24,133	33,183	32,819	138%	138%
Subtotal	2,151,564	3,682,046	299,512
Total Americas and Australia	7,779,006	17,384,833	2,944,593
Europe Core
2012	20,409	41,917	—	205%	187%
2013	20,334	25,881	—	127%	119%
2014	773,811	2,240,702	552,490	290%	208%
2015	411,340	724,135	238,174	176%	160%
2016	333,090	561,788	274,769	169%	167%
2017	252,174	353,405	175,394	140%	144%
2018	341,775	528,763	331,552	155%	148%
2019	518,610	775,304	560,752	149%	152%
2020	324,119	554,083	468,618	171%	172%
2021	148,907	262,529	254,428	176%	176%
Subtotal	3,144,569	6,068,507	2,856,177
Europe Insolvency
2014	10,876	18,258	79	168%	129%
2015	18,973	29,005	1,539	153%	139%
2016	39,338	56,883	7,124	145%	130%
2017	39,235	49,255	15,447	126%	128%
2018	44,908	52,080	29,309	116%	123%
2019	77,218	101,982	66,492	132%	130%
2020	105,440	135,895	113,782	129%	129%
2021	16,705	20,633	19,137	124%	124%
Subtotal	352,693	463,991	252,909
Total Europe	3,497,262	6,532,498	3,109,086
Total PRA Group	$11,276,268	$23,917,331	$6,053,679
(1)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)For our non-U.S. amounts, purchase price is presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(3)For our non-U.S. amounts, TEC is presented at the year-end exchange rate for the respective year of purchase.
(4)For our non-U.S. amounts, ERC is presented at the June 30, 2021 exchange rate.
(5)The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information Year-to-date as of June 30, 2021 Amounts in thousands
Purchase Period	Cash Collections (1)	Portfolio Income (1)	Change in Expected Recoveries (1)	Total Portfolio Revenue (1)(2)	Net Finance Receivables as of June 30, 2021 (3)
Americas and Australia Core
1996-2010	$7,190	$4,282	$1,944	$6,226	$5,173
2011	4,371	2,586	1,146	3,732	2,503
2012	5,310	2,364	1,042	3,406	4,857
2013	9,565	4,580	(493)	4,087	10,810
2014	13,130	6,135	(2,361)	3,774	15,970
2015	21,951	11,424	(8,717)	2,707	36,653
2016	45,983	22,459	3,354	25,813	72,898
2017	77,310	34,297	7,802	42,099	130,286
2018	141,054	47,049	24,688	71,737	216,883
2019	166,716	65,539	18,558	84,097	299,328
2020	159,431	67,614	35,441	103,055	341,846
2021	20,472	13,641	148	13,789	180,575
Subtotal	672,483	281,970	82,552	364,522	1,317,782
Americas Insolvency
1996-2010	357	352	5	357	—
2011	126	138	(12)	126	—
2012	347	124	225	349	—
2013	421	287	134	421	—
2014	633	652	(117)	535	125
2015	795	383	(167)	216	319
2016	5,031	867	447	1,314	3,707
2017	23,539	4,792	1,113	5,905	34,136
2018	16,125	3,380	932	4,312	43,837
2019	18,361	4,768	(1,467)	3,301	82,243
2020	6,920	3,755	637	4,392	55,112
2021	366	566	(92)	474	24,153
Subtotal	73,021	20,064	1,638	21,702	243,632
Total Americas and Australia	745,504	302,034	84,190	386,224	1,561,414
Europe Core
2012	604	—	604	604	—
2013	363	—	363	363	—
2014	77,988	50,288	15,601	65,889	153,921
2015	26,926	14,276	(7,091)	7,185	124,109
2016	24,620	12,632	(597)	12,035	158,984
2017	18,839	6,259	(3,049)	3,210	119,645
2018	36,684	12,439	5,101	17,540	217,182
2019	63,968	19,814	7,106	26,920	376,028
2020	48,947	18,892	6,322	25,214	282,525
2021	8,184	2,474	1,680	4,154	144,787
Subtotal	307,123	137,074	26,040	163,114	1,577,181
Europe Insolvency
2014	171	79	36	115	34
2015	989	406	64	470	1,115
2016	3,449	1,012	295	1,307	5,454
2017	4,874	754	298	1,052	13,865
2018	5,962	1,224	(655)	569	25,789
2019	12,523	3,017	880	3,897	55,338
2020	17,618	4,713	1,545	6,258	92,948
2021	1,503	496	991	1,487	15,900
Subtotal	47,089	11,701	3,454	15,155	210,443
Total Europe	354,212	148,775	29,494	178,269	1,787,624
Total PRA Group	$1,099,716	$450,809	$113,684	$564,493	$3,349,038
(1)For our non-U.S. amounts, amounts are presented using the average exchange rates during the current reporting period.
(2)Total Portfolio Revenue refers to Portfolio Income and Changes in Expected Recoveries combined.
(3)For our non-U.S. amounts, Net Finance Receivables are presented at the June 30, 2021 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of June 30, 2021 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	Total
Americas and Australia Core
1996-2010	$1,078.2	$1,990.5	$367.1	$311.5	$228.4	$157.7	$109.3	$70.2	$46.0	$34.4	$28.4	$18.8	$7.2	$3,369.5
2011	209.6	—	62.0	174.5	152.9	108.5	73.8	48.7	32.0	21.6	16.6	10.9	4.4	705.9
2012	254.1	—	—	56.9	173.6	146.2	97.3	60.0	40.0	27.8	17.9	11.8	5.3	636.8
2013	390.8	—	—	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	23.2	9.6	869.2
2014	404.1	—	—	—	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	13.1	813.1
2015	443.1	—	—	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	22.0	820.7
2016	455.8	—	—	—	—	—	—	138.7	256.5	194.6	140.6	105.9	46.0	882.3
2017	532.9	—	—	—	—	—	—	—	107.3	278.7	256.5	192.5	77.3	912.3
2018	654.0	—	—	—	—	—	—	—	—	122.7	361.9	337.7	141.1	963.4
2019	581.5	—	—	—	—	—	—	—	—	—	143.8	349.0	166.7	659.5
2020	435.7	—	—	—	—	—	—	—	—	—	—	133.0	159.4	292.4
2021	187.8	—	—	—	—	—	—	—	—	—	—	—	20.4	20.4
Subtotal	5,627.6	1,990.5	429.1	542.9	656.5	752.9	844.8	837.1	860.8	945.0	1,141.5	1,271.9	672.5	10,945.5
Americas Insolvency
1996-2010	606.4	390.9	261.2	270.4	231.0	158.9	51.2	8.6	4.6	2.5	1.4	0.8	0.4	1,381.9
2011	180.4	—	15.2	66.4	82.8	85.8	76.9	36.0	3.7	1.6	0.7	0.5	0.1	369.7
2012	251.4	—	—	17.4	103.6	94.1	80.1	60.7	29.3	4.3	1.9	0.9	0.3	392.6
2013	227.8	—	—	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	1.3	0.4	354.5
2014	148.4	—	—	—	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	0.6	217.0
2015	63.2	—	—	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	0.8	86.6
2016	91.4	—	—	—	—	—	—	18.9	30.4	25.0	19.9	14.4	5.0	113.6
2017	275.3	—	—	—	—	—	—	—	49.1	97.3	80.9	58.8	23.6	309.7
2018	97.9	—	—	—	—	—	—	—	—	6.7	27.4	30.5	16.1	80.7
2019	123.1	—	—	—	—	—	—	—	—	—	13.3	31.4	18.4	63.1
2020	62.1	—	—	—	—	—	—	—	—	—	—	6.6	6.9	13.5
2021	24.1	—	—	—	—	—	—	—	—	—	—	—	0.4	0.4
Subtotal	2,151.5	390.9	276.4	354.2	469.9	458.4	344.2	249.8	222.4	207.9	180.9	155.3	73.0	3,383.3
Total Americas and Australia	7,779.1	2,381.4	705.5	897.1	1,126.4	1,211.3	1,189.0	1,086.9	1,083.2	1,152.9	1,322.4	1,427.2	745.5	14,328.8
Europe Core
2012	20.4	—	—	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	1.2	0.6	38.9
2013	20.3	—	—	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.7	0.4	23.7
2014	773.8	—	—	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	78.0	1,519.4
2015	411.3	—	—	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	26.9	460.5
2016	333.1	—	—	—	—	—	—	40.4	78.9	72.6	58.0	48.3	24.6	322.8
2017	252.2	—	—	—	—	—	—	—	17.9	56.0	44.1	36.1	18.8	172.9
2018	341.8	—	—	—	—	—	—	—	—	24.3	88.7	71.2	36.7	220.9
2019	518.6	—	—	—	—	—	—	—	—	—	47.9	125.7	64.0	237.6
2020	324.1	—	—	—	—	—	—	—	—	—	—	32.4	48.9	81.3
2021	148.9	—	—	—	—	—	—	—	—	—	—	—	8.2	8.2
Subtotal	3,144.5	—	—	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.1	519.7	307.1	3,086.2
Europe Insolvency
2014	10.9	—	—	—	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.2	16.5
2015	19.0	—	—	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.0	25.0
2016	39.3	—	—	—	—	—	—	6.2	12.7	12.9	10.7	7.9	3.4	53.8
2017	39.2	—	—	—	—	—	—	—	1.2	7.9	9.2	9.8	4.9	33.0
2018	44.9	—	—	—	—	—	—	—	—	0.6	8.4	10.3	6.0	25.3
2019	77.2	—	—	—	—	—	—	—	—	—	5.1	21.1	12.5	38.7
2020	105.4	—	—	—	—	—	—	—	—	—	—	6.1	17.6	23.7
2021	16.7	—	—	—	—	—	—	—	—	—	—	—	1.5	1.5
Subtotal	352.6	—	—	—	—	—	7.3	14.5	22.1	28.8	38.8	58.9	47.1	217.5
Total Europe	3,497.1	—	—	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	578.6	354.2	3,303.7
Total PRA Group	$11,276.2	$2,381.4	$705.5	$908.7	$1,142.5	$1,378.6	$1,539.6	$1,492.0	$1,512.3	$1,625.1	$1,841.3	$2,005.8	$1,099.7	$17,632.5
(1)For our non-U.S. amounts, cash collections are presented using the average exchange rates during the cash collection period.
(2)Includes the finance receivables portfolios that were acquired through our business acquisitions.
(3)For our non-U.S. amounts, purchase price is presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense; plus depreciation and amortization; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of Adjusted EBITDA for the last twelve months (LTM) ended June 30, 2021 and for the year ended December 31, 2020, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	June 30, 2021	December 31, 2020
Net income attributable to PRA Group, Inc.	$187	$149
Adjustments:
Income tax expense	53	41
Foreign exchange losses/(gains)	2	(2)
Interest expense, net	131	142
Other expense	(1)	1
Depreciation and amortization	18	18
Adjustment for net income attributable to noncontrolling interests	20	18
Recoveries applied to negative allowance less Changes in expected recoveries	1,017	968
Adjusted EBITDA	$1,428	$1,337

Additionally, management evaluates the Company's business using certain ratios that use Adjusted EBITDA, including Debt to Adjusted EBITDA, which is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects our Debt to Adjusted EBITDA for LTM as of June 30, 2021 and for the year ended December 31, 2020 (amounts in millions):

Debt to Adjusted EBITDA
	LTM	For the Year Ended
	June 30, 2021	December 31, 2020
Borrowings	$2,409	$2,661
LTM Adjusted EBITDA	1,428	1,337
Debt to LTM Adjusted EBITDA	1.69	1.99

Investor Contact:
Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com